Exhibit 99.1

CAMAC Energy 1330 Post Oak Blvd., Suite 2250 Houston, TX 77056 www.camacenergy.com

News Release

FOR RELEASE AT 7:00 AM CST

January 27, 2014

CAMAC Energy Announces Stock Dividend

Shareholders to receive 1.4348 additional shares for each share held

Record date of Feb. 13

Payable date of Feb. 21

HOUSTON, Texas – January 27, 2014 - CAMAC Energy Inc. (“CAMAC” or the “Company”) (NYSE MKT: CAK) announced today that its Board of Directors approved a stock dividend on shares of its common stock. Stockholders of record at the close of business on February 13, 2014 will receive 1.4348 additional shares of common stock for each share of common stock held. The stock dividend will be payable on or about February 21, 2014, subject to the below conditions, and cash will be paid in lieu of issuing fractional shares. The Company expects its common stock to begin trading at a post dividend-adjusted basis on February 24, 2014.

Payment of the stock dividend is conditioned on (i) approval by the Company’s stockholders at the special meeting of stockholders to be held on February 13, 2014 of certain proposals related to the Company’s proposed acquisition of interests in the production sharing contract covering Oil Mining Leases 120 and 121 offshore Nigeria, including a proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock and (ii) approval of the listing of the Company’s common stock on the Johannesburg Stock Exchange, which is anticipated to be received prior to February 13, 2014.

About CAMAC Energy

CAMAC Energy is an independent oil and gas exploration and production company focused on energy resources in Africa. Its asset portfolio consists of 8 licenses in 3 countries covering an area of 41,000 square kilometers, including production and other projects offshore Nigeria, as well as exploration licenses offshore and onshore Kenya, and offshore Gambia. CAMAC Energy is headquartered in Houston, Texas. For more information, visit www.camacenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company’s actual results could differ materially from those anticipated in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully drill, complete, test and produce the wells and prospects identified in this release, the securing of necessary regulatory and stockholder approvals and fulfillment of conditions for completion of the transactions described in this release and risk factors discussed in the Company’s periodic reports filed with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

This press release does not constitute a solicitation of any vote or approval. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.camacenergy.com/sec-filings.php or by directing a request to: CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056, Attn: Investor Relations, +1 713-797-2945, chris.heath@camacenergy.com.

Source: CAMAC Energy

Chris Heath

Director, Corporate Finance and Investor Relations

+1 713 797 2945

chris.heath@camacenergy.com